Exhibit 99.2

Fortress Biotech Announces Pricing of $10.0 Million Public Offering

Miami, FL – November 10, 2023 – Fortress Biotech, Inc. (Nasdaq: FBIO) (“Fortress” or “Company”), an innovative biopharmaceutical company focused on efficiently acquiring, developing and commercializing or monetizing promising therapeutic products and product candidates, today announced the pricing of its public offering of an aggregate of 5,885,000 units, at a public offering price of $1.70 per unit, consisting of (i) one share of common stock (or one pre-funded warrant in lieu thereof) and (ii) one warrant to purchase one share of common stock, immediately exercisable at a price of $1.70 per share and expiring five years from the date of issuance.

Certain directors and officers of the Company participated in the offering and purchased an aggregate amount of approximately $2.9 million of units at the same purchase price.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $10.0 million. Fortress expects to use the net proceeds from the offering for its operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product, and working capital.

Roth Capital Partners is acting as exclusive placement agent for the offering. The offering is expected to close on or about November 14, 2023, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a registration statement on Form S-3 (File No. 333-258145), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 30, 2021. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, CA 92660, or by phone at (800) 678-9147 or email at rothecm@roth.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there by any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is an innovative biopharmaceutical company focused on efficiently acquiring, developing and commercializing or monetizing promising therapeutic products and product candidates. The company has eight marketed prescription pharmaceutical products and over 25 programs in development at Fortress, at its majority-owned and majority-controlled partners and subsidiaries and at partners and subsidiaries it founded and in which it holds significant minority ownership positions. Such product candidates span six large-market areas, including oncology, rare diseases and gene therapy, which allow it to create value for shareholders. Fortress advances its diversified pipeline through a streamlined operating structure that fosters efficient drug development. The Fortress model is focused on leveraging its significant biopharmaceutical industry expertise and network to further expand the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including AstraZeneca, City of Hope, Fred Hutchinson Cancer Center, St. Jude Children’s Research Hospital, Nationwide Children’s Hospital and Sentynl. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Fortress individually or together with one or more partner companies, as dictated by context. Such statements include, but are not limited to, any statements relating to the competition of the offering or use or proceeds, the ability to satisfy the closing conditions related to the offering and the overall timing and completion of such closing; expectations for increases or decreases in expenses; any statements relating to our growth strategy and product development programs, ability to generate shareholder value, ability of our products to receive necessary approvals, including FDA approval, ability of our products and therapies to help patients and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include, risks relating to: our growth strategy; financing and strategic agreements and relationships; our need for substantial additional funds and uncertainty relating to financings; our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis; our ability to attract, integrate and retain key personnel; the early stage of products under development; the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials; the ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates; government regulation; patent and intellectual property matters; competition; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contact:

Jaclyn Jaffe

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com